Exhibit 10.2
ISDA ®
International Swaps and Derivatives Association, Inc.
SCHEDULE
to the
2002 Master Agreement
dated as of December 1, 2005
between
BANK OF AMERICA, N.A.,
a national banking association
organized and existing under the laws of the United States of America,
(“Party A”)
and
AMERICAN PACIFIC CORPORATION,
a corporation
organized and existing under the laws of Delaware,
(“Party B”)
PART 1: Termination Provisions
(a)	“Specified Entity” means in relation to Party A for the purpose of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(v):

None;

“Specified Entity” means in relation to Party B for the purpose of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(v):

None.

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	The “Cross-Default” provisions of Section 5(a)(vi) (as amended in Part 5(d)) will apply to Party A and will apply to Party B.

In connection therewith, “Specified Indebtedness” will not have the meaning specified in Section 14, and such definition shall be replaced by the following: “any obligation in respect of the payment of moneys (whether present or future, contingent or otherwise, as principal or surety or otherwise), except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business.”
“Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of the Shareholders’ Equity of Bank of America Corporation and with respect to Party B, one million dollars ($1,000,000).

With respect to Party B, the occurrence and continuance (beyond any specified cure periods) of an “Event of Default” as defined under the Credit Agreement shall be an Event of Default under this Agreement.

“Credit Agreement” means the First Lien Credit Agreement dated as of November 30, 2005, among Party A, Party B, the Guarantors and Lenders named therein, Wachovia Bank National Association, as Administrative Agent and Wachovia Capital Markets, LLC, as Sole Lead Arranger and Sole Book Runner (as amended, extended, supplemented or otherwise modified in writing from time to time).

“Shareholders’ Equity” means with respect to an entity, at any time, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(v) will apply to Party A will apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A will not apply to Party B.

(f)	“Termination Currency” means United States Dollars.

(g)	Additional Termination Event will apply.

It shall be an Additional Termination Event hereunder, with respect to which Party B shall be the sole Affected Party, if for any reason either Party A’s obligation to lend under the Credit Agreement is terminated or Party A ceases to be a party to the Credit Agreement.
PART 2: Tax Representations
(a)	Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will make the following representation:-

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.
(b)	Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B will make the following representations specified below, if any:-
(i)	The following representations will apply to Party A:

Party A is a national banking association created or organized under the laws of the United States of America and the federal taxpayer identification number is 94-1687665.

(ii)	The following representations will apply to Party B:

Party B is a corporation created or organized under the laws of the State of Delaware and the federal taxpayer identification number is 59-6490478.
PART 3: Agreement to Deliver Documents
For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents:
(a)	Tax forms, documents or certificates to be delivered are: None

(b)	Other documents to be delivered are:-

Party
required to			Covered by
deliver		Date by which to	Section 3(d)
document	Form/Document/Certificate	be delivered	Representation

Party B	Financial Statements,	Delivery under	Yes
	Records and Reports as	Credit Agreement
	specified and detailed in	satisfies delivery
	the Credit Agreement as	requirement
	may be amended from time	hereunder.
to time

Party B	Credit Support Document(s)	Delivery not	No
required as
previously
delivered.

Party B	Such other documents as	Upon Request	No
Party A may reasonably
request from time to time

Party
required to			Covered by
deliver		Date by which to	Section 3(d)
document	Form/Document/Certificate	be delivered	Representation

Party A and Party B	Certified copies of all	Upon execution and	Yes
	corporate authorizations	delivery of this
	and any other documents	Agreement
with respect to the
execution, delivery and
performance of this
Agreement and any Credit
Support Document

Party A and Party B	Certificate of authority	Upon execution and	Yes
	and specimen signatures	delivery of this
	of individuals executing	Agreement and
	this Agreement and any	thereafter upon
	Credit Support Document	request of the
other party
PART 4: Miscellaneous
(a)	Address for Notices. For the purpose of Section 12(a) of this Agreement:-
Address for notice or communications to Party A:
Bank of America, N.A.
Sears Tower
233 South Wacker Drive, Suite 2800
Chicago, IL 60606
Attention: Swap Operations
Telephone No.: 312-234-2732
Facsimile No.: 312-234-3603
with a copy to:
Bank of America, N.A.
655 Montgomery Street, CA5-522-17-05
San Francisco, California 94111
Attention: Capital Markets Documentation
Facsimile No.: 415-953-7997
Address for financial statements to Party A:
Bank of America, N.A.
530 Lytton Avenue, Suite 101
Palo Alto, California 94301
Attention: Portfolio Management Office, Mail Code: CA5-106-01-05
Facsimile No.: 650.853.4529

Address for notice or communications to Party B:
American Pacific Corporation
3770 Howard Hughes Parkway, Suite 300
Las Vegas, Nevada 89109
Attn: Dana Kelley, Interim Chief Financial Officer
Telephone No.: 702-699-4163
Facsimile No.: 702-699-9465
Email Address: dkelley@apfc.com
(b)	Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(b) of this Agreement:-

Party A is a Multibranch Party and may enter into a Transaction through its Charlotte, North Carolina, Chicago, Illinois, San Francisco, California, New York, New York, Boston, Massachusetts or London, England Office or such other Office as may be agreed to by the parties in connection with a Transaction.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A.

(f)	Credit Support Document. Details of any Credit Support Document:-

The following documents are “Credit Support Documents.” Party B agrees that the collateral securing the obligations of Party B to Party A as described in the Credit Support Documents shall also secure the obligations of Party B to Party A under this Agreement:
(i) Each Guaranty, as such term is defined in the Credit Agreement.
(ii) The First Lien Security Agreement dated as of November 30, 2005, among Party B, the Guarantors, as such term is defined in the Credit Agreement, Wachovia Bank National Association, in its capacity as Administrative Agent and Control Agent, in favor of Party A;
(iii) The First Lien Pledge Agreement dated as of November 30, 2005, among Party B, the Guarantors, as such term is defined in the Credit Agreement, Wachovia Bank National Association, in its capacity as Administrative Agent and Control Agent, in favor of Party A;
(iv) Each other guaranty of the obligations of Party B under this Agreement or under the other Credit Support Documents; and
(vii) Each amendment, supplement, modification, renewal, replacement, consolidation, substitution and extension to the foregoing.

(g)	Credit Support Provider.

Credit Support Provider means in relation to Party A:	Not applicable.

Credit Support Provider means in relation to Party B:	each of the Guarantors, as such term is defined in the Credit Agreement.
(h)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to its conflict of laws provisions, except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(i)	Netting of Payments. Unless the parties otherwise so agree, “Multiple Transaction Payment Netting” will apply for the purpose of Section 2(c) of this Agreement, starting as of the date of this Agreement, within the following group of Transactions, and not otherwise:

FX Transactions (as defined in the FX Definitions) and Currency Option Transactions (as defined in the FX Definitions) (but excluding payments with respect to option premiums and cash settled options); and

Transactions (as defined in the 1993 Commodity Derivatives Definitions, published by the International Swaps and Derivatives Association, Inc.) (but excluding payments with respect to option premiums).

(j)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.

(k)	Absence of Litigation. For the purpose of Section 3(c):- “Specified Entity” means in relation to Party A, none;

“Specified Entity” means in relation to Party B, any Affiliate of Party B.

(l)	No Agency. The provisions of Section 3(g) will apply to this Agreement.

(m)	Additional Representation will apply. For the purpose of Section 3 of this Agreement, each of the following will constitute an Additional Representation:-

Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):-
(A)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(B)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(C)	Status of Parties. The other party is not acting as a fiduciary for or an advisor to it in respect of that Transaction.

(D)	Eligible Contract Participant. It is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, 7 U.S.C. Section 1a(12).
(n)	Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction and (ii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.
PART 5: Other Provisions
(a)	Delivery of Confirmations. For each Transaction entered into hereunder, Party A shall promptly send to Party B a Confirmation (which may be via facsimile transmission). Party B agrees to respond to such Confirmation within two Local Business Days, either confirming agreement thereto or requesting a correction of any error(s) contained therein. Failure by Party A to send a Confirmation or of Party B to respond within such period shall not affect the validity or enforceability of such Transaction. Absent manifest error, there shall be a presumption that the terms contained in such Confirmation are the terms of the Transaction.

(b)	Furnishing Specified Information. Section 4(a)(iii) is hereby amended by inserting “promptly upon the earlier of (1)” in lieu of the word “upon” at the beginning thereof and inserting “or (2) such party learning that the form or document is required” before the word “any” on the first line thereof.

(c)	Waiver of Right to Trial by Jury. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d)	Cross Default. Section 5(a)(vi) of this Agreement is hereby amended adding the following after the semicolon at the end thereof:
“provided, however, that notwithstanding the foregoing (but subject to any provision to the contrary contained in any such agreement or instrument), an Event of Default shall not occur under either (1) or (2) above if the default, event of default or other similar condition or event referred to in (1) or the failure to pay referred to in (2) is caused not (even in part) by the unavailability of funds but is caused solely due to a technical or administrative error which has been remedied within three Local Business Days after notice of such failure is given to the party.”

(e)	2002 Master Agreement Protocol. Annexes 1 to 18 and Section 6 of the ISDA 2002 Master Agreement Protocol as published by the International Swaps and Derivatives Association, Inc. on July 15, 2003 are incorporated into and apply to this Agreement. References in those definitions and provisions to any ISDA Master Agreement will be deemed to be references to this Master Agreement.

(f)	Consent to Disclosure. Party B consents to Party A effecting such disclosure as Party A may deem appropriate to enable Party A to transfer Party B’s records and information to process and execute Party B’s instructions, or in pursuance of Party A’s or Party B’s commercial interest, to any of its Affiliates. For the avoidance of doubt, Party B’s consent to disclosure includes the right on the part of Party A to allow access to any intended recipient of Party B’s information, to the records of Party A by any means.

(g)	USA PATRIOT Act Notice.[1] Party A hereby notifies Party B that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Act.
IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof.

BANK OF AMERICA, N.A.		AMERICAN PACIFIC CORPORATION

Name:	Susan K. Payunk	Name:	Dana M. Kelley
Title:	Senior Vice President	Title:	Treasurer and Acting Chief Financial Officer

[1]This provision is included as a means of compliance with the notice requirements contained in the regulations under the USA PATRIOT Act.